Exhibit 32(b)

                          Section 906 Certification
                                    of
                             Mark E. Maddocks

     I certify that the Quarterly Report of Dataram Corporation with which this Certification is furnished fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the periodic report fully presents, in all material respects, the financial condition and results of operation of Dataram Corporation.



September 8, 2003                  MARK E. MADDOCKS
                                   ______________________________

                                   Mark E. Maddocks
                                   Vice President, Finance and
                                   Chief Financial Officer